REGISTERED         SEARS ROEBUCK ACCEPTANCE CORP.              REGISTERED

No. FLR-             MEDIUM-TERM NOTE SERIES V                       CUSIP
                         (FLOATING RATE)

[Except as otherwise provided in Section 2.10 of the Indenture referred to on the reverse hereof, this Note may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.

Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Note issued upon registration of transfer of, or in exchange for, or in lieu of, this Note is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co. ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

ORIGINAL ISSUE DATE:

MATURITY DATE:

INITIAL INTEREST RATE:

MAXIMUM RATE:

INDEX MATURITY:

MINIMUM RATE:

SPREAD (plus or minus):

CALCULATION AGENT:

SPREAD MULTIPLIER:

INTEREST RATE BASIS:

DESIGNATED CMT MATURITY INDEX:

INTEREST PAYMENT DATES:

DESIGNATED CMT TELERATE PAGE:

INTEREST RESET DATES:

REDEMPTION COMMENCEMENT  DATE:

        REDEMPTION PRICE:        IF A REDEMPTION COMMENCEMENT  DATE IS
                                 SPECIFIED ABOVE, THE
                                 REDEMPTION PRICE SHALL BE        % OF THE
                                 PRINCIPAL AMOUNT OF THIS NOTE TO BE REDEEMED
                                 AND THE REDEMPTION PRICE SHALL DECLINE AT
                                 EACH ANNIVERSARY OF THE
                                 REDEMPTION COMMENCEMENT  DATE BY   % OF THE
                                 PRINCIPAL AMOUNT OF THIS NOTE TO BE REDEEMED
                                 UNTIL THE REDEMPTION PRICE IS  100% OF SUCH
                                 PRINCIPAL AMOUNT.

STATED REDEMPTION DATE(S) AND REDEMPTION PRICE(S):

Stated Redemption   Redemption Price if Redeemed   Redemption Price if Repaid
Date                at Option of the Company        at Option of Holder


IF ONE OR MORE STATED REDEMPTION DATES ARE SPECIFIED ABOVE, THE REDEMPTION PRICE SHALL BE THE PERCENTAGE OF THE PRINCIPAL AMOUNT OF THIS NOTE TO BE REDEEMED OR REPAID AS REFLECTED ABOVE.

REDEEMABLE AT OPTION OF: [THE COMPANY,] [THE HOLDER,] OR [THE COMPANY OR THE HOLDER]

NOTICE PROVISIONS FOR REDEMPTION ON A STATED REDEMPTION DATE:


OTHER PROVISIONS:


        Sears Roebuck Acceptance Corp., a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Company", which term includes any successor corporation under the indenture hereinafter referred to), for value received, hereby promises to pay to or registered assigns, upon presentation and surrender of this Note on the Maturity Date shown above (except to the extent redeemed prior to the Maturity Date) at the office or agency of the Company in the Borough of Manhattan of The City of New York, or, at the option of the Holder, such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located or the city in which the principal corporate trust office of the Trustee is located, the principal sum of





_________________________________           _____________________________
       Principal Amount                          Specified Currency

and to pay interest thereon at the rate per annum equal to the Initial Interest Rate shown above until the first Interest Reset Date shown above and thereafter at the rate determined in accordance with the provisions on the reverse hereof depending on the Interest Rate Basis shown above.

        This Note will bear interest from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest on this Note has been paid or duly provided for.

        Interest on this Note shall be payable on the Interest Payment Dates and on the Maturity Date indicated above (or the date of redemption), except that if this Note was originally issued between a Regular Record Date and an Interest Payment Date, the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. If any Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day (or, if the Interest Rate Basis on this Note is LIBOR, if such day falls in the next calendar month, the next preceding Business Day). If the Maturity Date of this Note falls on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day with the same force and effect as if made at maturity, and no interest on such payment shall accrue for the period from and after the Maturity Date.

        The Regular Record Date shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Business Day.

        "Business Day" as used herein means each Monday, Tuesday, Wednesday, Thursdayor Friday (a) that is not a legal holiday for banking institutions in any of the City of Wilmington, Delaware, the City of Chicago, Illinois, The City of New York, New York or the city in which the principal corporate trust office of the Trustee is located, and (b) if this Note is denominated in a currency other than Dollars, that is not a legal holiday for banking institutions in any of the City of Wilmington, Delaware, the City of Chicago, Illinois, the City of New York, New York or
________________________________________________________________________
             Principal Financial Center of Country Issuing Currency
(or Brussels for European Currency Units) and (c) if the Interest Rate Basis with respect to this Note is LIBOR, that is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market and is not a legal holiday for banking institutions in any of the City of Wilmington, Delaware, the City of Chicago, Illinois or the City of New York, New York.


        The principal of (and premium, if any), and interest on, this Note is payable by the Company in the Specified Currency. Interest payable on any Interest Payment Date (other than Defaulted Interest) shall be payable to the person who is the registered Holder at the close of business on the immediately preceding Regular Record Date. Interest payable upon redemption or at maturity (other than a redemption or maturity occurring on an Interest Payment Date) will be paid to the same person to whom the principal amount of this Note is payable.

        Payment of principal of (and premium, if any), and interest on, this Note (if the Holder of this Note is a Depository as defined in the Indenture referred to on the reverse hereof or a nominee of such a Depository) will be made in accordance with any applicable provisions of such written agreement between the Company, the Trustee and such Depository (or its nominee) as may be in effect from time to time or (if the Holder of this Note holds an aggregate principal amount of $10,000,000 or more of Notes with respect to which such payment of principal (and premium, if any) or interest, as applicable, is to be made on such day) will be made by wire transfer if the Holder shall have designated in writing to the Trustee an account with a bank located in the country issuing the Specified Currency or such other country as shall be satisfactory to the Company and the Trustee. If payment of interest is to be made by wire transfer, such information must be received by the Trustee at its corporate trust office in the Borough of Manhattan of The City of New York on or prior to the Regular Record Date for an Interest Payment Date. The Trustee will, subject to applicable laws and regulations and until it receives notice to the contrary, make such payment to such Holder by wire transfer to the designated account. If a payment of interest is not made in accordance with such a written agreement or by wire transfer, payment will be made by check. Checks for payment of interest on an Interest Payment Date will be mailed to the Holder at the address of such Holder appearing on the Security Register on the applicable Regular Record Date.

        To receive payment of a U.S. dollar-denominated Note upon redemption or at maturity, a Holder must make presentation and surrender of such Note on or before the Redemption Date or Maturity Date, as applicable. Payment (other than payment in accordance with a written agreement between the Company, the Trustee and a Depository (or its nominee) as set forth above) will be made by check unless proper wire instructions are on file with the Trustee or are received at presentment. To receive payment of a Note denominated in a Foreign Currency upon redemption or at maturity, a Holder must make presentation and surrender not less than two Business Days prior to the Redemption Date or Maturity Date, as applicable. Upon presentation and surrender of a Note denominated in a Foreign Currency at any time after the date two Business Days prior to the Redemption Date or Maturity Date, as applicable, the Company will pay the principal amount (and premium, if any) of such Note, and any interest due upon redemption or at maturity (unless the Redemption Date or Maturity Date is an Interest Payment Date), two Business Days after such presentation and surrender.

        The Company will pay any administrative costs imposed by banks in connection with sending payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Notes in respect of which payments are made.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, and such further provisions shall for all proposes have the same effect as though fully set forth at this place.

        This Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or become valid or obligatory for any purpose, until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under such Indenture.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
                                         SEARS ROEBUCK ACCEPTANCE CORP.
                                         By  ________________________________
CERTIFICATE OF AUTHENTICATION                    President
This is one of the Notes designated
and referred to in the
within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
  as Trustee                             By _____________________________
                                                 Vice President and
                                                 Assistant Secretary


By  ____________________________
        Authorized Signatory


                      SEARS ROEBUCK ACCEPTANCE CORP.
                        Medium-Term Note Series V

        This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, unlimited in aggregate principal amount, all issued or to be issued under or pursuant to an indenture dated as of May 15, 1995, executed between the Company and THE CHASE MANHATTAN BANK, as Trustee; to which indenture and all indentures supplemental thereto (herein collectively called the "Indenture") reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities, the rights and obligations thereunder of the Company and the rights, duties and immunities thereunder of the Trustee. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different covenants and defaults and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the "Medium-Term Notes Series V" (hereinafter referred to as the "Notes") of the Company, up to $2,000,000,000 in aggregate principal amount. All terms used in this Note which are defined in the Indenture and which are not otherwise defined in this Note shall have the meanings assigned to them in the Indenture.

        For purposes of the Notes, the term "Fixed Charge Coverage and Ownership Agreement" shall mean the Fixed Charge Coverage and Ownership Agreement as extended by the Extension Agreement relating to debt securities of which the Notes are a part.

        This Note will bear interest at a rate per annum equal to the Initial Interest Rate shown on the face hereof until the first Interest Reset Date shown on the face hereof and thereafter at the rate determined in accordance with the applicable provisions below by reference to the Interest Rate Basis shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, specified on the face hereof, or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. The rate of interest on this Note shall be reset on each Interest Reset Date; provided, however, that the Initial Interest Rate shall be in effect from the Original Issue Date to the first Interest Reset Date. If any Interest Reset Date would be a day that is not a Market Day, the Interest Reset Date shall be postponed to the next day that is a Market Day, except that if the Interest Rate Basis on this Note is LIBOR and if such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day. The term "Market Day" means any day that is not a legal holiday for banking institutions in The City of New York, except that if the Interest Rate Basis on this Note is LIBOR, "Market Day" shall mean any such day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        The "Interest Determination Date" pertaining to an Interest Reset Date, if the Interest Rate Basis for this Note is the Commercial Paper Rate, Prime Rate, LIBOR, CD Rate, CMT Rate or Federal Funds Rate, shall be the second Market Day preceding such Interest Reset Date. The "Interest Determination Date" pertaining to an Interest Reset Date, if the Interest Rate Basis for this Note is the Treasury Rate, shall be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If the Interest Rate Basis on this Note is the Treasury Rate and, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday shall be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date, then, if the Interest Rate Basis on this Note is the Treasury Rate, such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

        The "Calculation Date" pertaining to an Interest Determination Date shall be the earlier of (i) the tenth calendar day after each Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the date of maturity, redemption or repayment.

        Determination of Commercial Paper Rate. If the Interest Rate Basis on this Note is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note for each Interest Reset Date shall equal the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) for the relevant Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519) Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper," or such other heading representing commercial paper of non-financial issuers whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency. In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate with respect to such Interest Reset Date shall be the Money Market Yield of such rate on such Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 A.M., New York City time, on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Interest Reset Date shall be the Commercial Paper Rate in effect on such Interest Determination Date.

        "Money Market Yield" means the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

                Money Market Yield =     D X 360         X 100
                                         -------------
                                         360 - (D X M)

where "D" refers to the per annum rate for a security, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the number of days in the period for which accrued interest is being calculated.

        Determination of Prime Rate. If the Interest Rate Basis on this Note is the Prime Rate, the Prime Rate with respect to this Note for each Interest Reset Date shall equal the rate set forth for the relevant Interest Determination Date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Interest Reset Date shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuter Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME1 Page") as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Interest Determination Date, the Prime Rate with respect to such Interest Reset Date shall be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Interest Determination Date.

        Determination of LIBOR. If the Interest Rate Basis on this Note is LIBOR, LIBOR with respect to this Note for each Interest Reset Date shall be determined in accordance with the following provisions:

                (i) On the relevant Interest Determination Date, LIBOR will be the rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second Market Day immediately following such Interest Determination Date that appears on the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace page 3750 on that service for the purposes of displaying London interbank offered rates of major banks) ("Telerate Page 3750") as of 11:00 A.M., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, LIBOR with respect to such Interest Reset Date shall be determined as described in (ii) below.

                (ii) With respect to an Interest Determination Date on which no such rate appears on Telerate Page 3750 as described in (i) above, LIBOR shall be determined on the basis of the rates at approximately 11:00 A.M., London time, on such Interest Determination Date at which deposits in U.S. dollars having the Index Maturity specified on the face hereof are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent commencing on the second Market Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S.$1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time (a "Representative Amount"). The Calculation Agent shall request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to such Interest Reset Date shall be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Reset Date shall be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks having the Index Maturity specified on the face hereof commencing on the Interest Reset Date and in a Representative Amount; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR with respect to such Interest Reset Date shall be the LIBOR in effect on such Interest Determination Date.

        Determination of Treasury Rate.  If the Interest Rate Basis on this
Note is the Treasury Rate, the Treasury Rate with respect to this Note for each Interest Reset Date shall equal the rate for the auction on the relevant Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not so published by 9:00 A.M., New York City time, on the relevant Calculation Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of such auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held during such week, then the Treasury Rate shall be the rate set forth in H.15(519) for the relevant Interest Determination Date for the Index Maturity specified on the face hereof under the heading "U.S. Government Securities/Treasury Bills/Secondary Market." In the event such rate is not so published by 3:00 P.M., New York City time, on the relevant Calculation Date, the Treasury Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate with respect to such Interest Reset Date shall be the Treasury Rate in effect on such Interest Determination Date.

        Determination of CD Rate. If the Interest Rate Basis on this Note is the CD Rate, the CD Rate with respect to this Note for each Interest Reset Date shall equal the rate for the relevant Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the CD Rate with respect to such Interest Reset Date shall be the rate on such Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the CD Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of U.S.$5,000,000; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate with respect to such Interest Reset Date shall be the CD Rate in effect on such Interest Determination Date.

        Determination of Federal Funds Rate. If the Interest Rate Basis on this Note is the Federal Funds Rate, the Federal Funds Rate with respect to this Note for each Interest Reset Date shall equal the rate on the relevant Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Federal Funds Rate with respect to such Interest Reset Date will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the Federal Funds Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Reset Date shall be the Federal Funds Rate in effect on such Interest Determination Date.

        Determination of CMT Rate. If the Interest Rate Basis on this Note is the CMT Rate, the CMT Rate with respect to this Note for each Interest Reset Date shall equal the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the relevant Calculation Date, the CMT Rate shall be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the relevant Calculation Date, the CMT Rate shall be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not published by 3:00 P.M., New York City time, on the relevant Calculation Date, the CMT Rate shall be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If three or four (and not five) of such Reference Dealers are quoting, than the CMT Rate shall be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate shall be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting, than the CMT Rate shall be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting, the CMT Rate shall be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

        Notwithstanding the foregoing, the interest rate on this Note shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof.

        At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date. The Calculation Agent shall calculate the interest rate hereon in accordance with the provisions hereof on or before each Calculation Date. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

        Unless otherwise specified on the face of this Note, accrued interest on this Note from the date of issue or from the last date to which interest has been paid shall be calculated by multiplying the face amount hereof by an accrued interest factor. Unless otherwise specified on the face of this Note, such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid, to but excluding the date for which accrued interest is being calculated. Unless otherwise specified on the face of this Note, the interest factor (expressed as a decimal, rounded if necessary to the next higher one hundred thousandth of a percentage point for each such day) shall be computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360 if the Interest Rate Basis with respect to this Note is the Commercial Paper Rate, Prime Rate, LIBOR, CD Rate or Federal Funds Rate, or by the actual number of days in the year, if the Interest Rate Basis with respect to this Note is the Treasury Rate or the CMT Rate. The applicable interest rate on any Interest Reset Date will be the interest rate as reset on such date. The applicable interest rate on any other day will be the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

        Payments of interest on this Note with respect to any Interest Payment Date or Maturity Date (or date of redemption) will include interest accrued to but excluding such Interest Payment Date or Maturity Date (or date of redemption); provided, however, that if the Interest Reset Dates with respect hereto are daily or weekly, interest payable hereon on any Interest Payment Date, other than interest payable on the date on which principal hereon is payable, will include interest accrued to but excluding the day following the next preceding Regular Record Date.

        The Notes are issuable only in registered form without coupons and will be either (a) Book-Entry Notes represented by one or more global notes (each a "Global Note") recorded in the book-entry system maintained by the Depository or (b) certificated notes issued to, and registered in the names of, the beneficial owners or their nominees ("Certificated Notes"). Notes are issuable in minimum denominations of (i) in the case of Notes denominated in Dollars, U.S.$1,000 and in any larger amount in integral multiples of $1,000, and (ii) in the case of Notes denominated in any Foreign Currency, the equivalent in such Foreign Currency determined in accordance with the Market Exchange Rate for such Foreign Currency on the Business Day immediately preceding the date on which the Company accepts an offer to purchase a Note, of U.S. $1,000 (rounded to an integral multiple of 1,000 units of the Foreign Currency), and in any larger amount in integral multiples of 1,000 units. In the manner and subject to the limitations provided in the Indenture, the Global Notes or Certificated Notes are exchangeable, without charge except for any tax or other governmental charge imposed in relation thereto, for other Notes of authorized denominations for a like aggregate principal amount, at the office or agency of the Company in the Borough of Manhattan of The City of New York, or, at the option of the Holders thereof, such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located or the city in which the principal corporate trust office of the Trustee is located.

        Unless this Note is denominated in Dollars, in the event that the currency in which this Note is denominated is not available for payment at a time at which any payment is required hereunder due to the imposition of exchange controls or other circumstances beyond its control, the Company may, in full satisfaction of its obligation to make such payment, make instead a payment in an equivalent amount of Dollars, determined in accordance with the Market Exchange Rate for such currency on the latest date for which such rate was established on or before the date on which payment is due, and such substituted payment of Dollars shall not constitute a default under this Note or the Indenture.

        If a Redemption Commencement Date is specified above, this Note may be redeemed, whether or not any other Note is concurrently redeemed, at the option of the Company, as a whole, or from time to time in part, on any Business Day on or after the Redemption Commencement Date and prior to the Maturity Date, upon mailing by first-class mail, postage prepaid, a notice of such redemption not less than 30 nor more than 60 days prior to the Redemption Date, to the Holder of this Note at such Holder's address appearing in the Security Register, as provided in the Indenture (provided that, if the Holder of this Note is a Depository or a nominee of a Depository, notice of such redemption shall be given in accordance with any applicable provisions of such written agreement between the Company, the Trustee and such Depository (or its nominee) as may be in effect from time to time), at the Redemption Price specified on the face of this Note (expressed in percentages of the principal amount hereof to be redeemed) together in each case with interest accrued to the Redemption Date (subject to the right of the Holder of record on a Regular Record Date to receive interest due on an Interest Payment Date). If a Stated Redemption Date or Stated Redemption Dates are specifed above, this Note may be redeemed or repaid, whether or not any other Note is concurrently redeemed or repaid, at the option of the Company, the Holder, or either the Company or the Holder, as specified above, as a whole or in part, on such Stated Redemption Date, at the Redemption Price set forth in the table above (expresed in percentages of the principal amount hereof to be redeemed), together in each case with interest accrued to the Redemption Date (subject to the right of the Holder of record on a Regular Record Date to receive interest due on an Interest Payment Date) upon delivery of the notice specified above. In the event of redemption of this
Note in part only, a new Note or Notes of this series, and of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

        In case a default, as defined in the Indenture, shall occur and be continuing with respect to the Notes, the principal amount of all Notes then outstanding under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be annulled by the Holders of a majority in principal amount of the Notes outstanding.

        To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and the Holders of the Notes, may be made without the consent of any Holders of Notes, for the limited purposes described in Section 11.1 of the Indenture.

        To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and the Holders of the Notes, may be made with the consent of the Company by the affirmative vote or consent of the Holders of not less than a majority in principal amount of the Securities then outstanding (as defined in the Indenture) of each series to be affected, evidenced as provided in the Indenture; provided, however, that no such modification or alteration shall
(i) change the stated maturity of the principal of (and premium, if any), or the interest on, any Security, or reduce the principal amount of (and premium, if any), or the rate of interest on, any Security, or change the Currency in which the principal of (and premium, if any), or interest on such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.1 of the Indenture without the consent of the Holder of each outstanding Security so affected, or (ii) reduce the percentage of Securities, the vote or consent of the Holders of which is required for such modifications and alterations, without the consent of the Holders of all Securities affected. The Indenture also provides that the Holders of a majority in principal amount of the Securities of any series then outstanding may waive any past default with respect to Securities of such series under the Indenture and its consequences, except a default in the payment of the principal of (or premium, if any), or interest on, any of the Securities.

        This Note is transferable by the registered Holder hereof or by his attorney duly authorized in writing at the office or agency of the Company in the Borough of Manhattan of The City of New York, or, at the option of the Holder hereof, such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located or the city in which the principal corporate trust office of the Trustee is located, without charge except for any tax, assessment or other governmental charge imposed in relation thereto, but only in the manner and subject to the limitations provided in the Indenture and upon surrender of this Note. Upon any such transfer a Note or Notes of authorized denominations for a like aggregate principal amount and bearing a number not contemporaneously outstanding will be issued in exchange herefor.

        The Company, the Trustee, any Authenticating Agent, any paying agent and any Security registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or other writing hereon by anyone other than the Company or any Security registrar) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any), and interest hereon, and for all other purposes, and none of the Company, the Trustee, an Authenticating Agent, a paying agent or the Security registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

         No recourse under or upon any obligation, covenant or agreement of the Indenture or of this Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and this Note are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or this Note or implied thereform; and that any and all such personal liability, either at common law or in equity or by constitution or statute, or, any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or this Note or implied therefrom, are, by acceptance of this Note, hereby expressly waived and released as a condition of, and as consideration for, the issue of this Note. In the event of any sale or transfer of its assets and liabilities substantially as an entirety to a successor corporation, the predecessor corporation may be dissolved and liquidated as more fully set forth in the Indenture.

        All Dollar amounts used in or resulting from calculations referred to in this Note shall be rounded to the nearest cent (with one half cent being rounded upwards).

        This Note shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.
ASSIGNMENT FORM To assign this Note, fill in the form below: I or we assign and transfer this Note to

                          (Insert assignee's soc. sec. or tax I.D. no.)
_____________________________________________________________________
(Print or type assignee's name, address and zip code)

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________
and irrevocably appoint_________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

____________________________________________________________________________
    Date __________________________

    Your signature _____________________________________

_______________________________________________________________________
(Sign exactly as your name appears on the other side of this Note. The signature to this assignment must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in The City of New York or by a member of The New York Stock Exchange.)